                                                                   Exhibit 99.18

FOR IMMEDIATE RELEASE

     LJL BioSystems' First Quarter Revenues up 129% Compared to Last Year

-- Continued strong demand from existing and new customers in drug discovery and genomics

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 25, 2000--

LJL BioSystems, Inc. (Nasdaq: LJLB), a leading provider of infrastructure tools for accelerating drug discovery, today announced record financial results for the first quarter, ended March 31, 2000. Revenues of $3.1 million for the first quarter of 2000 compare to revenues of $1.4 million for the first quarter of 1999.

"We are especially pleased with the 129% increase in revenues compared to the first quarter last year and the expansion in all areas of our business. During the quarter, we extended our penetration into the emerging market for genotyping of single nucleotide polymorphisms (SNPs) with several new customers buying our HEFP(TM) platform," stated Lev J. Leytes, chairman and CEO of LJL. "At the same time, we continued adding new customers and receiving strong follow-on orders from existing pharmaceutical and biotechnology companies to expedite and enhance their drug discovery efforts."

For the first quarter, gross margins were 64% compared to 49% for the first quarter of 1999. Higher volume and a favorable product mix, including strong sales of the Company's ultra-high throughput systems and consumable products, contributed to the year-over-year improvement. Financial results, including revenues and gross margins, may fluctuate in the future due to product mix and sales volumes, seasonality and other factors.

The net loss for the first quarter was $(2.3) million or $(0.16) per share on
14.0 million weighted average shares outstanding. These results compare to a net loss of $(2.4) million or $(0.20) per share on 12.0 million weighted average shares outstanding in first quarter of 1999. The Company ended the quarter with cash, cash equivalents and investments of $26.5 million compared to $8.5 million as of December 31, 1999. During the quarter, the Company successfully raised cash proceeds of $19.3 million, excluding issuance costs, in a private placement of 1.76 million shares of its Common Stock.

LJL made several key announcements of strategic importance during the first quarter, including:

-- Reporting favorable results from prominent genomic customers using the Company's HEFP technology for SNP genotyping.

--  Securing additional capital to help fund the Company's growth.

-- Welcoming Richard Eglen, Ph.D. to the Company's management team as Senior Vice President, Assay Technologies from his former position as a Vice President of Roche Bioscience. Dr. Eglen has assumed responsibilities for strategy, development and commercialization of LJL's assay technologies.

"The hiring of Dr. Eglen has strengthened our ability to grow and expand our consumables business. In fact, recently we introduced and initiated commercial shipments of a new High Efficiency Fluorescence Polarization
(HEFP) assay for cell-based analysis. In addition, last week we announced the receipt of a competitive Small Business Innovation Research (SBIR) grant from the National Institutes of Health to further study the application of our HEFP technology for measuring G-protein coupled receptor (GPCR) signaling. GPCRs are critical to many physiological processes and many of the drugs today interact with GPCR targets. Moreover, due to the human genome sequencing efforts, significantly more new GPCRs are being discovered," stated Leytes.

LJL will be hosting a conference call at 1:15 p.m. PST, today, Tuesday April 25, 2000 to discuss first quarter results and review the Company's progress. Interested parties can access this call at www.vcall.com.

    About LJL BioSystems, Inc.

LJL BioSystems designs, produces and sells infrastructure tools that accelerate and enhance the process of discovering new drugs in the genomics and post-genomics era. Our products, including instruments and consumables, are designed to provide flexible, cost-efficient, high throughput solutions that can be used across all stages of the drug discovery process, including screening and genotyping. Our worldwide customers include pharmaceutical, biotechnology and genomics companies as well as research institutions. LJL's customers include, among others, AstraZeneca, Aventis, Bristol Myers Squibb, SmithKline Beecham, Eli Lilly, Pfizer, Merck, Johnson and Johnson, Tularik, Millennium Pharmaceuticals, Amgen, and Incyte. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information can be found at www.ljlbio.com.

    Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations," "goals," "beliefs," "hopes," "designs," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Annual Report on Form 10-K, filed February 16, 2000, and its Registration Statement on Form S-3 filed on March 14, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408/548-0542 or ltannenbaum@ljlbio.com.

                            LJL BIOSYSTEMS, INC.
             CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                (UNAUDITED)


                                         Three months ended March 31,
                                             2000           1999
                                         ------------   ------------
Net sales                                $ 3,111,000    $ 1,359,000
Cost of sales                              1,111,000        698,000
                                         ------------   ------------

Gross profit                               2,000,000        661,000

Operating expenses:
  Research and development                 2,099,000      1,483,000
  Selling, general and administrative      2,395,000      1,689,000
                                         ------------   ------------

    Total operating expenses               4,494,000      3,172,000

Loss from operations                      (2,494,000)    (2,511,000)
Interest and other income, net               240,000        180,000
Interest expense                             (25,000)       (20,000)
                                         ------------   ------------

Loss before provision for income taxes    (2,279,000)    (2,351,000)
Provision for income taxes                     4,000             --
                                         ------------   ------------
Net loss                                 $(2,283,000)   $(2,351,000)
                                         ============   ============

Basic and diluted net loss per share     $     (0.16)   $     (0.20)
                                         ============   ============

Shares used in computation of basic
 and diluted net loss per share           13,999,933     11,968,738
                                         ============   ============


                         LJL BIOSYSTEMS, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                              (UNAUDITED)


                                            March 31,    December 31,
                                              2000          1999
                                          ------------   -----------
Assets

Cash, cash equivalents and investments    $ 26,460,000   $ 8,458,000
Accounts receivable, net                     1,337,000     2,047,000
Inventories, net                             2,155,000     2,591,000
Other current assets                         1,034,000       159,000
Property and equipment, net                    975,000       880,000
Loans receivable from employees                223,000       223,000
                                          ------------  ------------
                                          $ 32,184,000   $14,358,000
                                          ============  ============



Liabilities and Stockholders' Equity

Liabilities:
  Accounts payable                        $    815,000  $  1,245,000
  Accrued expenses                           2,307,000     2,026,000
  Customer deposits                            293,000       293,000
  Deferred revenue                             773,000       146,000
  Debt                                         801,000       868,000
                                          ------------  ------------
    Total liabilities                        4,989,000     4,578,000

Stockholders' equity                        27,195,000     9,780,000
                                          ------------  ------------
                                          $ 32,184,000  $ 14,358,000
                                          ============  ============


CONTACT: LJL BioSystems, Inc.
Larry Tannenbaum, 408/548-0542 (CFO and Senior Vice
President)
Ltannenbaum@ljlbio.com
or
Friestedt International (Media Relations Contact)
Susanne Friestedt, 619/223-8844
friestintl@aol.com


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